FOR IMMEDIATE RELEASE    CONTACT
Wednesday, December 17, 2014        Kathleen Till Stange, Corp. & Investor Relations Vice President
(515) 226-6780, Kathleen.TillStange@FBLFinancial.com

A.M. Best Upgrades FBL Financial Group, Inc.
Subsidiary Farm Bureau Life to A (Excellent)

West Des Moines, Iowa, December 17, 2014 - FBL Financial Group, Inc. (NYSE: FFG) today announced that A.M. Best Company has upgraded the financial strength rating of its subsidiary Farm Bureau Life Insurance Company to A (Excellent) from A- (Excellent).

“This A (Excellent) rating for Farm Bureau Life Insurance Company is well-deserved and recognizes excellent financial results and a strong capital position,” said James P. Brannen, FBL’s Chief Executive Officer. “Our exclusive Farm Bureau Financial Services agents and employees are committed to serving our customers and the Farm Bureau member niche, and this upgrade recognizes their ability to fulfill our purpose of protecting livelihoods and futures.”

According to A. M. Best, the rating for Farm Bureau Life Insurance Company reflects factors such as strong risk-adjusted capitalization, high credit quality of invested assets, strong statutory return on equity ratios and a more balanced mix between life and annuity sales. Additionally, A.M. Best cited favorable persistency and above average levels of penetration of the Farm Bureau member base through the exclusive agency force.

FBL Financial Group is a holding company whose purpose is to protect livelihoods and futures. Its primary operating subsidiary, Farm Bureau Life Insurance Company, underwrites and markets a broad range of life insurance and annuities to individuals and businesses, which are distributed by multiline exclusive Farm Bureau agents. In addition, FBL Financial Group manages all aspects of two Farm Bureau affiliated property-casualty insurance companies for a management fee. FBL Financial Group, headquartered in West Des Moines, Iowa, is traded on the New York Stock Exchange under the symbol FFG. For more information, please visit www.fblfinancial.com.

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